EXHIBIT 99.1

2340960 Ontario Inc.

Consolidated Financial Statements

As of and for the years ended

August 31, 2014 and August 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

2340960 Ontario Inc.

We have audited the accompanying consolidated balance sheets of 2340960 Ontario Inc. (the “Company”) as of August 31, 2014 and 2013, and the related consolidated statements of comprehensive income, changes in stockholders’ deficiency and cash flows for the years ended August 31, 2014 and 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of 2340960 Ontario Inc. as of August 31, 2014 and 2013and the results of its operations and its cash flows for the years ended August 31, 2014 and 2013in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has not generated any revenue since inception, has incurred losses, and has an accumulated deficit of $378,246 as of August 31, 2014. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey

November 6, 2014

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2340960 Ontario Inc.

Consolidated Balance Sheets

August 31	2014	2013

Assets
Current Assets
Cash	$86,617	$11,481
Prepaid expenses	-	23,994
Total Current Assets	86,617	35,475
Property and Equipment, net	2,960	4,566
Financing Costs, net of accumulated amortization of $7,087	40,097	-
Total Assets	$129,674	$40,041
Liabilities and Stockholders' Deficiency
Current Liabilities
Accounts payable	$56,197	$8,162
Due to shareholders	74,423	75,431
Total Current Liabilities	130,620	83,593
Long-Term Debt - Related Party	384,978	-
Total Liabilities	515,598	83,593
Stockholders' Deficiency
Common stock, unlimited number of common shares authorized at no par value, 2,680 common shares issued and outstanding at August 31, 2014 and August 31, 2013	263	263
Accumulated other comprehensive income	4,999	1,897
Accumulated deficit	(378,246)	(45,712)
Total 2340960 Ontario Inc. stockholders' deficiency	(372,984)	(43,552)
Non-controlling interest	(12,940)	-
Total Stockholders' Deficiency	(385,924)	(43,552)
Total Liabilities and Stockholders' Deficiency	$129,674	$40,041

The accompanying notes are an integral part of these consolidated financial statements

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2340960 Ontario Inc.

Consolidated Statements of Comprehensive Income

For the years ended August 31	2014	2013
Revenue	$-	$-
Operating Expenses
General and administrative	$122,421	$36,733
Research and development	41,756	8,979
	164,177	45,712
Loss from Operations	(164,177)	(45,712)
Other Expense
Impairment of goodwill	181,297	-
Loss before Income Taxes	(345,474)	(45,712)
Income taxes	-	-
Net Loss applicable to Common Stockholders	(345,474)	(45,712)
Other Comprehensive Income	-	-
Foreign currency translation adjustment	3,102	1,897
Total Comprehensive Loss	$(342,372)	$(43,815)
Loss per Share - Basic and Diluted	$(129)	$(17)
Weighted Average Shares - Basic and Diluted	2,680	2,680
Comprehensive Loss for the Year attributable to:	$(12,940)	$-
Non-controlling interest	(329,432)	(43,815)
Parent	$(342,372)	$(43,815)

The accompanying notes are an integral part of these consolidated financial statements

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2340960 Ontario Inc.

Statements of Changes in Stockholders' Deficiency

For the years ended August 31, 2014 and 2013

	Common Stock		AccumulatedOther		Non-	Total
	Common		Comprehensive	Accumulated	Controlling	Stockholder's
	Shares	Amount	Income	Deficit	Interest	Deficiency
Balance, September 1, 2012	2,680	$263	$-	$-	$-	$263

Net Comprehensive Income (Loss)	-	-	1,897	(45,712)	-	(43,815)
Balance, August 31, 2013	2,680	$263	1,897	$(45,712)	$-	$(43,552)

Net Comprehensive Income (Loss)	-	-	3,102	(332,534)	(12,940)	(342,372)
Balance, August 31, 2014	2,680	$263	4,999	$(378,246)	$(12,940)	$(385,924)

The accompanying notes are an integral part of these consolidated financial statements

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2340960 Ontario Inc.

Statements of Cash Flows

For the years ended August 31	2014	2013
Cash Flows from Operating Activities
Net loss	$(345,474)	$(45,712)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,490	-
Amortization of financing costs	7,087	-
Impairment of goodwill	181,297	-
Changes in assets and liabilities:
Prepaid expenses	23,994	(23,994)
Accounts payable	48,035	8,162
Net cash used in operating activities	(83,571)	(61,544)

Cash Flows from Investing Activities
Purchase of property and equipment	-	(4,566)
Acquisition of subsidiary	(181,297)	-
Net cash used in investing activities	(181,297)	(4,566)

Cash Flows from Financing Activities
Repayments of due to shareholders	(13,744)	-
Advances from shareholders	12,736	75,431
Proceeds from long-term borrowings	384,978	-
Payment of financing costs	(47,184)	-
Net cash provided by financing activities	336,786	75,431
Effect of exchange rate on cash	3,218	1,897
Increase in Cash	75,136	11,218
Cash, beginning of year	11,481	263
Cash, end of year	$86,617	$11,481

The accompanying notes are an integral part of these consolidated financial statements

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

1. OVERVIEW

Description of Business

2340960 Ontario Inc. (the "Company") was incorporated on August 31, 2012 under the laws of Ontario to engage in any lawful corporate undertaking. The Company has been in the developmental stage since inception and is in the process of designing and developing a wireless and leadless ECG cardiac monitor.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Going Concern

As shown in the accompanying financial statements, the Company has not generated any revenue since inception, has incurred losses, and has an accumulated deficit of $378,246 as of August 31, 2014. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and/or obtain additional financing from its stockholders and/or other third parties.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiating with other business entities for potential acquisition and/or acquiring new clients to generate revenues. There is no assurance that the Company will ever be profitable. These financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Basis of Presentation

These financial statements contain the accounts of the Company as at August 31, 2014 and August 31, 2013 and the accounts of its subsidiary Sunrise Holdings Limited ("Sunrise") from the date of acquisition of June 9, 2014 to August 31, 2014. Any inter-company accounts and transactions are eliminated.

The Company owns 20.5% of the common shares and 100% of the preferred shares of Sunrise as at August 31, 2014. As such, non-controlling interest of 79.5% is recorded in the Statement of Operations and Balance Sheet with respect to the net loss, which equals the net assets, of Sunrise from June 9, 2014 to August 31, 2014.

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and are presented in United States Dollars.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

In preparing these financial statements in conformity with GAAP, management is required to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amount of revenues and expenses during the reporting years. Actual results could differ from those estimates.

Fair Value Measurements

ASC 820, “Fair Value Measurements”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value: Level 1, defined as observable inputs such as quoted prices in active markets for identical assets or liabilities; Level 2, inputs other than level one that are either directly or indirectly observable such as quoted prices for identical or similar assets or liabilities on markets that are not active; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company had no assets or liabilities required to be recorded at fair value on a recurring basis as of August 31, 2014 or August 31, 2013.

Cash and Cash Equivalents

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of August 31, 2014 or August 31, 2013.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized.

Foreign Currency Translation

The Company's reporting currency is the U.S. dollar. The Company's Canadian operation's functional currency is the Canadian dollar. The Company's U.S. subsidiary's functional currency is the U.S. dollar.

Transactions originating in U.S. dollars for the Canadian operations are translated to the functional currency of the Canadian dollar as follows: using year end rates of exchange for financial assets and liabilities, average rates of exchange for the month of transaction for revenues and expenses and historical rates for property and equipment and equity.

The financial statements of the Company's Canadian operations are translated from the functional currency of the Canadian dollar into the reporting currency of the United States dollar in accordance with ASC 830, Foreign Currency Matters, using year end rates of exchange for assets and liabilities, average rates of exchange for the year for revenues and expenses and historical rates for equity.

Translation adjustments resulting from the process of translating the functional currency of Canadian dollar Canadian operation's financial statements into the reporting currency of U.S. dollar financial statements are included in determining comprehensive income. As of August 31, 2014 and August 31, 2013, the cumulative translation adjustment of $4,999 and $1,897 respectively was classified as an item in accumulated other comprehensive income in the stockholders' deficiency section of the balance sheet. For the years ended August 31, 2014 and August 31, 2013, the foreign currency translation adjustment to accumulated other comprehensive income was $(3,102) and $(1,897) respectively.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Net Income (Loss) per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, "Earnings per Share". ASC 260 requires presentation of both basic and diluted earnings (loss) per share on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the year. Diluted EPS gives effect to all dilutive potential common shares outstanding during the year including stock options, using the treasury stock method. In computing diluted EPS, the average stock price for the year is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Comprehensive Loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Accounting Standards Codification (ASC) 200, Comprehensive Income, requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. For the year presented, the company's comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statement of operations.

Property and Equipment

Property and equipment consists of computer equipment, and is stated at cost. Property and equipment is depreciated using the straight-line method over the estimated service life of three years. Maintenance and repairs are expensed as incurred and improvements are capitalized. Gains or losses on the disposition of property equipment are recorded upon disposal. Depreciation expense amounted to $1,204 and $nil for the years ended August 31, 2014 and August 31, 2013 respectively.

Research and Development Expenses

All research and development costs are expensed as incurred.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

Goodwill arose upon the purchase of the Company's subsidiary Sunrise Holdings Limited (See Note 7). Goodwill is carried at cost, less any impairment charges.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.

If the carrying amount of an asset exceeds its undiscounted estimated future cash flows, an impairment review is performed. An impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. For the years ended August 31, 2014 and August 31, 2013 there was an impairment charge of $181,297 and $nil, respectively with respect to goodwill.

New Accounting Pronouncements

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation.

The amendments in this Update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The amendments also clarify that the guidance in Topic 275, Risks and Uncertainties, is applicable to entities that have not commenced planned principal operations.

Finally, the amendments remove paragraph 810-10-15-16. Paragraph 810-10-15-16 states that a development stage entity does not meet the condition in paragraph 810-10-15-14(a) to be a variable interest entity if (1) the entity can demonstrate that the equity invested in the legal entity is sufficient to permit it to finance the activities that it is currently engaged in and (2) the entity’s governing documents and contractual arrangements allow additional equity investments.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

The amendments also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage.

The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public business entities, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein.

Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). Upon adoption, entities will no longer present or disclose any information required by Topic 915.

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements (Continued)

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern

b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations

c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter.

The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

3. PROPERTY & EQUIPMENT

Property and equipment consist of the following as of August 31, 2014 and August 31, 2013

	2014	2013

Computer	$4,439	$4,566
Accumulated depreciation	1,479	-
	$2,960	$4,566

4. DUE TO SHAREHOLDERS

The amounts due to shareholders are non-interest bearing, with no fixed terms of repayment, is payable on demand and is unsecured. As of August 31, 2014 and August 31, 2013, the amounts of due to shareholders is $74,423 and $75,431 respectively.

5. LONG-TERM DEBT - RELATED PARTY

As at August 31, 2014, the Company has a promissory note outstanding to 2399371 Ontario Inc., a company owned by an affiliate, for $583,000 Canadian, bearing interest at 12% per annum, payable on December 1, 2015. As at August 31, 2014, $418,000 Canadian ($384,978 USD) has been advanced to the Company. The remaining amount of the promissory note was still yet to be advanced as of August 31, 2014.

6. RELATED PARTY

The company is related to Contex International Technologies (Canada) Inc. ("Contex") through the fact that the Company's shareholders also hold a 34% interest in 2419596 Ontario Inc, which owns Contex.

The Company has entered into a services agreement with Contex, whereby Contex will provide services related to the design and development of a wireless and leadless ECG cardiac monitor. The agreement runs for an initial term of one year to May 22, 2015 and will automatically renew for subsequent terms of one year unless notice of termination is given by either party in writing.

As at August 31, 2014 and August 31, 2013, $41,756 and $nil respectively, have been incurred related to this agreement and have been expensed in research and development expense.

See Note 5 regarding loan from related party.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

7. BUSINESS COMBINATION

On June 9, 2014, the Company acquired 1,412,619 common shares, representing 20.5% of the outstanding common shares and 10,000,000 preferred shares representing 100% of the outstanding preferred shares of Sunrise Holdings Limited ("Sunrise"). One common share of Sunrise entitles the holder to one vote at any shareholder meeting. One preferred share of Sunrise entitles the holder to twenty votes at any shareholder meeting. As such, the Company controls 97.3% of the voting shares of Sunrise as of August 31, 2014. The company paid as consideration for these common and preferred shares $180,000 U.S. combined which was fully allocated to goodwill. There were no assets or liabilities in Sunrise on June 9, 2014.

Summary of Unaudited Pro-forma Information

The unaudited pro-forma information below for the years ended August 31, 2014 and 2013 gives effect to the acquisition as if the acquisition had occurred on September 1, 2012. The pro-forma information is not necessarily indicative of the results of the operations if the acquisition had been effective as of this date.

	August 31, 2014	August 31, 2013

Revenues	$-	$-
Loss from operations	(178,309)	(65,493)
Net loss attributable to the Company	(359,606)	(65,493)
Basic loss per share	(134)	(24)
Diluted loss per share	(134)	(24)
Net loss attributable to common shareholders	(329,432)	(43,815)
Basic income per share	(123)	(16)
Diluted income per share	(123)	(16)

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

8. INCOME TAXES

The reconciliation of income tax expense (benefit) at the U.S. statutory rate of 35% in 2014 and 2013, to the Company's effective tax rate is as follows:

	2014	2013
U.S. statutory rate	$120,916	$15,999
Tax rate difference between Canada and U.S.	(67,367)	(8,914)
Temporary differences	(44,543)	361
Change in valuation allowance	(9,006)	(7,446)
Effective tax rate	$-	$-

The tax effects of temporary differences that give rise to the Company's net deferred tax asset as of August 31, 2014 and 2013 are as follows:

	2014	2013
Net operating loss carryforwards	$105,169	$6,276
Other	(353)	448
Less: valuation allowance	(104,816)	(6,724)
Deferred tax assets	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, the Company has established a full valuation allowance against all of the deferred tax assets for every period because it is more likely than not that all of the deferred tax assets will not be realized.

The Company files income tax returns in Canada and the United States with varying statutes of limitations. The Company's policy is to recognize interest expense and penalties related to income tax matters as a component of our provision for income taxes. There were no accrued interest and penalties associated with uncertain tax positions as of August 31, 2014 or August 31, 2013.

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2340960 Ontario Inc.

Notes to Financial Statements

August 31, 2014 and August 31, 2013

9. SUBSEQUENT EVENTS

On September 8, 2014, Sunrise Holdings Limited ("Sunrise") entered into a share exchange agreement with the Company's shareholders whereby Sunrise will acquire all of the issued and outstanding common shares of the Company in exchange for 79,500,000 common shares of Sunrise. Upon completion of this transaction, the current shareholders of the Company will hold approximately 93.6% of voting control of Sunrise. This transaction, upon regulatory approval, will be accounted for as a reverse merger with the Company being the acquirer and Sunrise being the acquiree.

In connection with the entry into the License Agreement described below, the Company borrowed CAD $79,106 ("the Loan") on the un-advanced portion of the long-term debt - related party described in Note 5 under similar terms, to be repaid on December 1, 2015, together with interest at the rate of 12 % per annum. As additional consideration for the making of the Loan, the Company entered into a Sublicense agreement with the Lender whereby the Lender will be granted the exclusive rights to distribute the BreastCare DTS™ product in Canada with royalties payable at the rate of 5.5% of net sales, as to be defined in the Sublicense Agreement.

On October 24, 2013, the Company entered into a License Agreement with Life Medical Technologies, Inc. with respect to Life Medical’s “BreastCare DTS™” product and certain other technologies. The License Agreement grants the Company the exclusive right to distribute the BreastCare DTS™ in the United States, Canada and certain countries in Asia, including China. The Agreement calls for royalties of 5% on net sales, as defined in the License Agreement, and requires minimum annual royalties of $100,000 in 2015 and $200,000 each year thereafter. Shortly after entering into the License Agreement the Company entered into release agreements (the “Releases”) with certain creditors (the “Creditors”) of Life Medical Technologies, Inc. which held judgments against Life Medical in the aggregate amount of approximately $501,000. Pursuant to the Release Agreements, the Company agreed to pay the Creditors an aggregate of $501,000, of which $125,000 is to be paid in cash and the balance of which is to be satisfied by the issuance of shares of common stock of the Company valued at $376,000. The recipients of shares valued at $70,000 are also to be paid, at the option of the Company, in cash or shares of common stock, an amount equal to the excess, if any, of $70,000 over the value of such shares as of December 12, 2015.

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